Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Registration Statement Amendment No. 1 to Form S-1 on Form S-3 of ZeroFox Holdings, Inc. of our report dated March 29, 2023, relating to the financial statements of ZeroFox Holdings, Inc., appearing in the Annual Report on Form 10-K of ZeroFox Holdings, Inc. for the year ended January 31, 2023. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

McLean, VA

September 12, 2023